Exhibit 5.3

Réti, Antall & Partners

Law Firm

Vantage Drilling Company

777 Post Oak Boulevard, Suite 800

Houston, Texas, 77056

United States

Re:	Hungarian Legal Opinion

Budapest, August 2, 2011

Dear Sirs,

We refer to the Form S-3 Registration Statement (under the United States Securities Act of 1933) and Prospectus for USD 250,000,000 ordinary shares, preferred shares, warrants, debt securities, guarantees of debt securities, depositary shares and units, filed by Vantage Drilling Company with the Unites States Securities and Exchange Commission on or around the date of this opinion (hereinafter referred to as the “Registration Statement”). This is a Hungarian legal opinion as referred to in the Legal Matters section and Item 16 (Exhibits) of the Registration Statement.

1	DESCRIPTION OF TRANSACTION

We have acted as Hungarian legal advisors to Vantage Holding Hungary Korlátolt Felelősségű Társaság (registered seat: 1077 Budapest, Wesselényi u. 16., Hungary; company registry number: 01-09-913549; the “Guarantor”) in connection with the filing of the Registration Statement. The Guarantor is a wholly-owned subsidiary of Vantage Drilling Company and may, in the future, guarantee the debt securities issued by Vantage Drilling Company under the Registration Statement.

2	DEFINED TERMS

Terms defined in the Registration Statement have the same meaning when used in this opinion, unless otherwise defined in this opinion or the Schedule to this opinion.

H-1077 Budapest, Wesselényi u. 16/A. Tel.: (+36) 1 461 9888, Fax: (+36) 1 461 9898, www.pwclegal.com/hu

Réti, Antall & Partners

3	DOCUMENTS EXAMINED

For the purposes of this opinion, we have examined the documents listed in the Schedule to this opinion (the “Documents”). The Schedule forms an integral and inseparable part of this opinion.

4	BASIS OF OPINION

4.1	This opinion is limited to the matters specifically determined below and is issued to you only for the purposes set out herein and is not to be read as extending, by implication or otherwise, to any other matters. In particular, we give no opinions as to matters of fact (except for the matters specifically determined below).

4.2	We are qualified to practice Hungarian law only, and we do not hold ourselves out as being conversant with, and express no opinion as to, the laws of any jurisdiction other than those of Hungary. This opinion is confined to and given on the basis of Hungarian law as currently in force, and it shall be construed in accordance with Hungarian law. We have made no independent investigation and do not express or imply any opinion as to the laws of any other jurisdiction and we have assumed, without inquiry, that there is nothing in the laws of any such jurisdiction which would or might affect our opinion as stated herein.

5	ASSUMPTIONS

We have assumed:

5.1	where we examined copies of original documents, that all such copies were true, authentic, full and unaltered copies of the relevant original documents, as well as the genuineness of all signatures on such documents:

5.2	insofar as the laws of any jurisdiction, other than Hungary, may be relevant that such laws do not prohibit any of the obligations or rights expressed in the Registration Statement or any future transactions falling under the scope of the Registration Statement;

5.3	the validity and binding effect under the laws of the State of New York and the United States of America of the Registration Statement in accordance with its respective terms;

5.4	that each of the registrants under the Registration Statement (other than the Guarantor):

a)	have been duly incorporated and are validly existing, and have the necessary power, authority and capacity to prepare, sign and file the

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Registration Statement and to assume and perform their respective obligations under the laws of the jurisdiction under which the Registration Statement or any future transaction falling under the scope of the Registration Statement is governed; and

b)	have complied with all laws and regulations, other than any required under the laws of Hungary, applicable to the preparation, signing and filing of the Registration Statement and obtained in accordance with the applicable laws all governmental and other consents, licences and approvals, other than any required under the laws of Hungary, for the preparation, signing, filing and performance thereof;

5.5	that the Registration Statement has been prepared, signed and filed in order to enter into future transactions, as described in the Registration Statement, in good faith and for bona fide commercial purposes;

5.6	that there are no agreements or arrangements in existence between the registrants under the Registration Statement or the registrants under the Registration Statement and any other persons, which in any way amend, add to or vary the terms of the Registration Statement or the respective rights, interests or obligations of the registrants thereunder; and

5.7	that there are no contractual or similar restrictions binding on any of the registrants under the Registration Statement (other than the Guarantor) which would affect the conclusions in this opinion.

6	RESERVATIONS

Our opinion is subject to the following reservations:

6.1	The opinions hereinafter expressed are based upon the laws in effect on the date hereof and are limited to matters governed by the laws of Hungary. Subsequent changes to such laws may result in different conclusions than those expressed herein. We undertake no obligation to advise you of any such changes.

6.2	In compliance with Section 4.2 of this opinion, we express no opinion as to any matters pertaining to any issues that may arise in connection with the Registration Statement or any future transaction falling under the scope of the Registration Statement under the laws of the State of New York or the United States of America, and in particular as to the valid corporate existence of registrants under the Registration Statement (other than the Guarantor), the power and authority of the registrants under the Registration Statement (other than the Guarantor) to prepare, sign and file the Registration Statement or to undertake any obligations under the Registration Statement or to enter into future transactions falling under the scope of the Registration Statement.

Réti, Antall & Partners

6.3	The description of obligations as “enforceable”, or the term “enforceability” refer to the legal character of the obligations in question, i.e., that obligations are of a character which Hungarian law recognizes and enforces.

6.4	The obligations of the Guarantor and Vantage Drilling Company, as the founder and sole member of the Guarantor, are subject to and may be limited by insolvency, bankruptcy, liquidation, fraudulent conveyance, reorganization, moratorium, examinership, statutes of limitation, set-off and other similar laws affecting creditors’ rights generally.

6.5	The opinion contained in Section 7.5 is of general nature and is based upon the assumption that such future issuance of debt securities by Vantage Drilling Company under the Registration Statement, further, all the agreements and document contemplating such issuance of debt, further, the guarantee which the Guarantor is required to issue in connection with the foregoing, will comply with the Registration Statement, the laws of the State of New York and the United States and/or any other applicable laws, and that the guarantee that the Guarantor is required to issue, or any of the obligations which such guarantee is securing, are permitted, and are in no way prohibited, under the laws of Hungary. The existence of the foregoing conditions is subject to the review of the foregoing agreements and documents and to a specific Hungarian legal opinion specifically issued in connection with that given issuance of debt transaction.

6.6	We express no opinion as to the tax status or tax liability of the Guarantor or Vantage Drilling Company.

7	OPINIONS

BASED UPON, and SUBJECT TO the foregoing, and having considered such questions of Hungarian law as we have deemed necessary as a basis for the opinion expressed below, we are of the opinion that:

7.1	The Guarantor is a limited liability company (korlátolt felelősségű társaság) duly incorporated and registered under the laws of Hungary.

7.2	The Guarantor has the corporate power to execute, deliver and perform the obligations assumed under the Registration Statement.

7.3	The execution and delivery of the Registration Statement under which the Guarantor is a registrant and the performance of its obligations thereunder do not conflict with, or result in, a breach of any of the terms or provisions of the Guarantor’s Deed of Foundation or any law or regulation applicable to the Guarantor under the laws of Hungary currently in force;

7.4

The execution, delivery and performance of the Registration Statement under which the Guarantor is a registrant have been authorized by and on behalf of the Guarantor and such Registration Statement has been, or will be, duly executed and delivered on

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behalf of the Guarantor and constitute the legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, if signed by the Guarantor’s managing directors in accordance with their signing powers conferred to them in the Guarantor’s Deed of Foundation;

7.5	Any guarantee issued by the Guarantor in connection with debt securities lawfully issued by Vantage Drilling Company pursuant to the Registration Statement, if applicable, when issued, constitutes a legal and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its respective terms, except as the enforceability thereof is subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally and (b) general principles of equity and public policy (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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Réti, Antall & Partners

The opinions expressed herein are solely for your benefit, and may not be relied upon in any manner or any purpose by any other person.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon solely by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act of 1933, as amended. We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Very truly yours,

Réti, Antall & Partners Law Firm

/s/ Dr. Varszegi Zoltan	/s/ Dr. Antall Gyorgy
Dr. Várszegi Zoltán	Dr. Antall György
Member of the Law Firm	Partner

Réti, Antall & Partners

SCHEDULE

List of documents examined for the purpose of issuing the Hungarian law opinion:

1.	the Deed of Foundation of the Company dated as of May 10, 2011 (the “Deed of Foundation”);

2.	the company registry extract of the Company dated as of July 29, 2011;

3.	Members’ list of the company dated as of June 1, 2011;